UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Teletouch Communications, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-13436	75-2556090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of Principal Executive Office) (Zip Code)

(800) 232-3888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 10, 2013, Teletouch Communications, Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K reporting a number of disclosure events, including those under Items 1.01, 2.04 and 2.05 of the Form 8-K. Such disclosure items pertained, among other things, to the Company’s determination to exit the wholesale distribution line of business and included updates on the Company’s financial status, including the Company’s inability to meet its payment obligations under several financing and loan facilities. The purpose of this report is to supplement the disclosure in the July 10, 2013 Current Report on Form 8-K. This report should be read in conjunction with the July 10, 2013 Current Report on Form 8-K.

As previously disclosed on February 8, 2013, the Company is party to a Loan and Security Agreement (the “DCP Loan Agreement”) with DCP Teletouch Lender, LLC (“DCP”), a New York based private lender that is the Company’s senior secured lender. Under the terms of the DCP Loan Agreement, Teletouch Communications, Inc. (the “Company”) had the ability to borrow up to $6 million under the DCP Loan Agreement’s revolving credit facility. As disclosed in the Company’s Current Report on Form 8-K filed on July 10, 2013 (the “July 2013 8-K”), a number of events of default may be deemed to have occurred under the DCP Loan Agreement. As of the time of filing of the July 2013 8-K, DCP continued to reserve all rights available to it under the DCP Loan Agreement, had not acted on its right to take control of all of the Company’s cash, and had communicated to the Company that it was in the process of formally noticing the Company of the default under the DCP Loan Agreement and would continue to evaluate whether it would continue to fund the overadvance described in the July 10, 2013 Form 8-K in order to allow the Company to continue to operate.

On July 30, 2013, DCP asserted control over the Company’s bank accounts, blocked the Company’s access to approximately $789,000 in cash deposited in those accounts and instructed the Company’s banks to transfer all existing cash balances and future cash deposits received by the Company to an account owned and controlled by DCP.

Following the actions taken by DCP on July 30, 2013, the Company has no further access to any cash to pay its obligations. The Company is in a dialogue with DCP regarding an arrangement that would enable the Company to fund its critical obligations in the short-term pursuant to a cash budget that would be required to be approved in advance by DCP. As of the date of this filing, a mutually agreeable cash budget has not concluded. In any event, payment of the Company’s obligations will be dependent on the review, approval and funding of cash by DCP. The Company can provide no assurance that any such cash budget or funding arrangement will be concluded or, if it is concluded, that it will be on terms that are favorable to the Company. DCP has indicated that any willingness it may have to extend credit to the Company would be solely for the purpose of funding the Company during an orderly wind down of the Company’s operations and the liquidation of its assets.

As a general matter, the Company is unable to pay its debts as they come due, is unable to continue to operate as a going concern, and has determined to effect an orderly wind down of its operations and a liquidation of its assets through a formal bankruptcy process. The liquidation of the Company will severely and adversely affect the value of the Company’s common stock and/or other securities. No assurance can be given regarding the values, if any, that will be ascribed in any bankruptcy proceedings to each class of debt or securities of the Company. In fact, it is the Company’s view that it is virtually certain that there would be no value available for shareholders in the liquidation. Thus, the value of the Company’s securities is highly speculative and any investment therein will pose severe risks of loss of the entire investment. Market prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in liquidation. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

The Company assumes no obligation to update the foregoing disclosures or forward-looking statements.

Item 8.01	Other Events

Board Determinations to File Voluntary Petitions for Reorganization under Chapter 11 of the Bankruptcy Code and to File an SEC Form 15 Notice of Termination of Registration

In light of the Company’s current financial situation and the events described under Item 2.04 of this filing, on August 1, 2013, the Board of Directors of the Company (the “Board”) directed the Company’s management to cause the Company and its wholly-owned and only operating subsidiary, Progressive Concepts, Inc. (“PCI”, and together with the “Company”, the “Debtors”) to prepare and file voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware in Wilmington (the “Bankruptcy Court”) in order to effect the liquidation of the Debtors (the “Liquidation”). Upon such filings, the Debtors intend to continue to manage and operate their business as debtors-in-possession pursuant to Bankruptcy Code Sections 1107 and 1108 under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. It is expected that the voluntary petitions will be filed during the week of August 5, 2013. Once filed, most of the Debtors’ filings with the Bankruptcy Court will be available to the public at the offices of the Clerk of the Bankruptcy Court or on the Bankruptcy Court’s web site. In connection with the impending filings of the voluntary petitions, and in order to assist the Debtors with the Liquidation, on August 1, 2013 the Company retained the services of the Corporate Restructuring Group of Deloitte Financial Advisory Services LLP (“Deloitte CRG”).

On August 1, 2013, the Board directed that the Company prepare and file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (and thereby, to terminate its obligation to file reports under the Securities Exchange Act of 1934 - - effective upon filing of the Form 15). Following any such filing, the Company will no longer be obligated to file any periodic or other reports under the Securities Exchange Act of 1934 (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K), and with the exception of those publicly available filings made in the Bankruptcy Court, the investing public likely will have no reliable source of information regarding developments at the Company. The filing of the Form 15 is imminent.

Finally, in connection with Liquidation, on August 1, 2013, the Board also created an office of Chief Restructuring Officer of the Company (the “CRO”) and appointed Michael Juniper, a Senior Manager of Deloitte CRG to hold such office effective immediately. The CRO will report directly to the Board. The CRO’s primary responsibilities will involve the direct management of the Liquidation process, including among other things, assisting in the negotiation of forbearance and restructuring arrangements with senior lenders, assisting in negotiations with creditors to assure continued support during the Liquidation, supporting the management in negotiating out-of-court settlements and in preparing bankruptcy filings, appearing as a representative of the Debtors in the Bankruptcy Court, and generally assisting management through the bankruptcy process.

The Company undertakes no obligation to make any further public announcement with respect to the Liquidation, any of the documents filed with the Bankruptcy Court, any events that may occur following the filing of the Form 15, or any other matters referenced in this Item 8.01.

Item 9.01	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Teletouch Communications, Inc.

By:	/s/ Douglas E. Sloan
Title: Chief Financial Officer

Date: August 2, 2013